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                                                                   Exhibit 10.10
                              Agreement for Lease
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Agreement between Sunil Wadhwani residing at 930 Osage Road, Pittsburgh,
Pennsylvania, 15243, U.S.A. and Ashok Trivedi residing at 1446 Peterson Place, Pittsburgh, Pennsylvania, 15241, U.S.A. (hereinafter jointly referred as "Owners") of the one part and Mascot Systems Pvt Ltd Company registered under the Indian Companies Act 1956 and having its registered office at Flat No. A-208, Block III, Software Technology Park, KSSIDC Complex, Electronic City, Bangalore-561 229 (hereinafter referred to as the "Lessee') of the other part.

WHEREAS, Sunil Wadhwani and Ashok Trivedi are the joint owners of the office premises at 401 to 410 of Mittal Towers, "C" Wing, Mahatma Gandhi Road, Bangalore (hereinafter referred to as "the said premises")

WHEREAS, Mascot Systems Private Limited (hereinafter referred to as "Lessee") is desirous of taking the said premises and the Owners have agreed to lease the said premises to the Lessee.

NOW, it is therefore, agreed that

1. The Owners shall give the said premises on lease to the Lessee for a period of three years commencing from the Sixteenth day of January 1995. The
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     agreement may be renewed for further periods as may be agreed by the parties in writing.

2. Lessee will pay Owners a monthly compensation of Rs 20,000/- (Rupees twenty thousand only) exclusive of outgoings.

3. Lessee shall pay all maintenance charges, water charges and other charges payable relating to the said premises occupied by the Lessee during the lease period as determined presently by the builders and thereafter by the Association or society of office owners.

4. Lessee shall not make any additions or alternations in the above premises without the consent of the Owners.

5. Lessee shall use the said premises strictly for its business and shall not violate the rules and regulations of the Society.

6. Lessee shall allow Owner or Owner's authorized representatives to inspect the said premises at all reasonable times.

7. Lessee shall not sub-let the said premises without Owner's written permission.

8. The Owners may at their option terminate the lease by giving Lessee a notice of not less than three months and the Lessee shall on the expiry of the said period of notice hand
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     over vacant and peaceful possession of the said premises to the Owners'
     authorized representative.

In witness whereof the parties have set their respective hands and seal on the Second day of January, 1995.
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Signed and delivered by the within named
Sunil Wadhwani


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Signed and delivered by the within named
Ashok Trivedi


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Signed and delivered by V.V. Kumar
Executive Director of Mascot Systems (P) Ltd and the common seal of the company was Affixed in his presence.